UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

UGI Corporation

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2021 (the “Effective Date”), UGI Energy Services, LLC (“UGIES”), a Pennsylvania limited liability company and an indirect, wholly owned subsidiary of UGI Corporation (the “Registrant”), and Energy Services Funding Corporation, a wholly owned special purpose subsidiary of UGIES (“ESFC”), entered into that certain Amendment No. 22 (the “Amendment”) to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the “RPA”), among UGIES, as servicer, ESFC, as seller, and PNC Bank, National Association, as issuer and administrator (“PNC”).

The Amendment provides for, among other things, (i) extending the Facility Termination Date from October 22, 2021 to October 21, 2022 and (ii) changing the definition of Purchase Limit to mean (x) at any time on or after October 21, 2021 and prior to but excluding May 1, 2022, $150,000,000 and (y) at any time on or after May 1, 2022, $75,000,000.

The RPA was entered into in conjunction with a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the “PSA”) between UGIES and ESFC. Under the RPA, UGIES transfers, on an ongoing basis and without recourse, its trade accounts receivable to ESFC. ESFC, in turn, has in the past sold, and subject to certain conditions, may from time to time in the future sell, an undivided interest in some or all of the receivables to PNC. ESFC’s and UGIES’s obligations under the RPA and PSA are secured by all receivables under the receivables pool, as well as the related security, the collections thereof and the lock-box accounts into which the proceeds thereof are to be remitted.

As amended, the scheduled termination date of the RPA is October 21, 2022, although the RPA may terminate prior to such date upon a termination event. The RPA contains customary indemnifications by ESFC as seller and UGIES, as servicer, as well as customary representations and warranties and affirmative and negative covenants applicable to ESFC as seller and UGIES as servicer for agreements of this type.

The PSA provides for customary termination events (in certain cases, with grace or cure periods), including, among other things, in the event of nonpayment of amounts due under the RPA, a representation or warranty proving to have been incorrect when made, failure to comply with covenants and limitations on certain ratios with respect to receivables, and a change of control of UGIES or ESFC.

PNC or its affiliates has in the past made, and may in the future make, loans to the Registrant or its affiliates, provide other fee-based financial services, and act in various agency roles under credit facilities of the Registrant or its affiliates. Affiliates of PNC have in the past provided, and may in the future provide, the Registrant or its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 22, dated as of October 22, 2021, to Receivables Purchase Agreement, dated as of November 30, 2001, by and among UGI Energy Services, LLC, as servicer, Energy Services Funding Corporation, as seller, and PNC Bank, National Association, as issuer and administrator.

104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UGI Corporation

October 28, 2021	By:	/s/ Ted J. Jastrzebski
Ted J. Jastrzebski
Chief Financial Officer